UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2007

BERLINER COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28579 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

20 Bushes Lane Elmwood Park, New Jersey (Address of Principal Executive Offices)	07407 (Zip Code)

Registrant's telephone number, including area code: (201) 791-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 15, 2007, we entered into a Joinder Agreement (the “Joinder Agreement”) with SIGMA Berliner, LLC (“SBLLC”) in connection with the issuance and sale of a 7% Senior Subordinated Secured Convertible Note due 2008 in the original principal amount of $1.5 million (the “Note”) and a warrant to purchase up to 750,000 shares of our common stock (the “Warrant”). The Joinder Agreement, Note and Warrant are more fully described below in “Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.”

Also on February 15, 2007, our Board of Directors (the “Board”) approved an oral amendment to the Employment Agreement with Michael S. Guerriero, our Chief Operating Officer. The amendment increases Mr. Guerriero’s annual salary from $175,000 to $200,000.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Joinder Agreement

We entered into the Joinder Agreement with SBLLC on February 15, 2007 in connection with the issuance and sale of the Note and the Warrant. The Note and the Warrant are attached as Exhibits 4.1 and 4.2, hereto. Under the Joinder Agreement, SBLLC agrees to become a “Buyer” and an “Investor” under that certain Note Purchase Agreement, dated as of December 29, 2006 (the “Note Purchase Agreement”). SBLLC is also deemed a secured party under that certain Security Agreement, dated December 29, 2006 and a beneficiary under that certain Guaranty, dated as of December 29, 2006. The Joinder Agreement does not entitle SBLLC to any express obligations, rights or benefits provided exclusively to Sigma Opportunity Fund, LLC or its affiliates (collectively, “Sigma”), under the Note Purchase Agreement. The Joinder Agreement appoints Sigma as the Collateral Agent for the benefit of all of the parties to the Note Purchase Agreement.

As a result of entering into the Joinder Agreement, SBLLC is now entitled to the obligations, rights and benefits conferred in the Note Purchase Agreement, except those granted to Sigma exclusively. Pursuant to the Note Purchase Agreement, to which SBLLC is now a party under the terms of the Joinder Agreement, we agreed to register the shares of common stock issuable upon conversion of the Note and upon exercise of the Warrant (collectively, the “Registrable Shares”) for resale by SBLLC under the Securities Act of 1933, as amended (the “Securities Act”). We agreed to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) with respect to the Registrable Shares no later than March 15, 2007 (the “SEC Filing Date”), and to use our best efforts to cause the Registration Statement to become effective on or before June 15, 2007 (the “Required Effective Date”).

We will be liable for liquidated damages to SBLLC under the following circumstances (each, a “Registration Event”):

•	if the Registration Statement is not filed on or before March 15, 2007;

•	if the Registration Statement is not declared effective by the Commission on or prior to the Required Effective Date;

•	if after the effective date of the Registration Statement, sales cannot be made under the Registration Statement except in certain situations;

•
if after the date on which our securities are listed or included for quotation on any of the Over-the-Counter Bulletin Board, the American Stock Exchange, Nasdaq or New York Stock Exchange (each, a “Trading Market”), our common stock, or the Registrable Securities specifically, are not listed or included for quotation on a Trading Market, or the trading of our common stock is suspended or halted for five or more days on the Trading Market on which our common stock principally trades; or

•
if we fail, refuse or are otherwise unable to timely issue common stock to SBLLC upon conversion of the Note or exercise of the Warrant, or if we fail, refuse or are otherwise unable to timely transfer any such shares as required under the Note Purchase Agreement or any related document executed therewith.

In the event of a Registration Event, the Company shall pay as liquidated damages to SBLLC, for each 30-day period of the Registration Event, an amount in cash equal to 2% of the aggregate purchase price paid by SBLLC, respectively; provided that in no event will we be required to pay any such amount for periods after the date that is six (6) months after the Required Effective Date. We are required to pay the liquidated damages within five days of the end of each calendar month during any Registration Event. We have also agreed that SBLLC may register the Registrable Securities if we file a registration statement to register securities for our own account or for the account of others, except for certain specified registration statements, subject to certain exclusions and restrictions.

The foregoing description of the Joinder Agreement and the Note Purchase Agreement does not purport to be a complete statement of the parties’ rights under the Joinder Agreement and the Note Purchase Agreement and is qualified in its entirety by reference to the full text of the Joinder Agreement, which is filed as Exhibit 10.1 hereto and the Note Purchase Agreement, which is filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the Commission on January 5, 2007.

The Note

In connection with the Joinder Agreement, we issued the Note to SBLLC in the original principal amount of $1.5 million, subject to adjustment. The following is a summary of the terms of the Note:

Maturity. The principal amount of the Note and any accrued and unpaid interest thereon, is due and payable in full on December 29, 2008.

Interest. The outstanding principal amounts of the Note initially bears interest at a rate of seven percent (7%) per annum (“Regular Interest”), payable in cash in arrears on the first day of each calendar quarter (an “Interest Payment Date”). Any amount that is not paid when due, including, without limitation, principal, interest or redemption price, bears interest at a rate of ten percent (10%) per annum (“Default Interest”) from the due date of such payment until it is paid. Regular Interest is computed on the basis of a 360-day year of twelve 30 days months and actual days elapsed. No Regular Interest is payable on any portion of the principal amount that has been redeemed by us or converted by SBLLC prior to any Interest Payment Date, as long as we have complied with our obligations with respect to such redemption.

Seniority. The Note is junior to (i) our existing line of credit with Presidential Financial Corporation of Delaware Valley (“Presidential”). The Note will also be junior to a working capital facility with a working capital lender or lenders approved by Sigma in a principal amount of $10.0 million or less (the “Senior Debt”) secured by a first priority security interest in all of our assets and the assets of our subsidiaries, and any proceeds therefrom. The total amounts of the Presidential line of credit and the Senior Debt cannot, in the aggregate, exceed $10.0 million. The Note is senior to all our other existing obligations for indebtedness, borrowed money or the purchase price of property other than the Senior Debt.

Optional Redemption. At any time after December 29, 2007 and prior to December 29, 2008, we have the right to redeem, either at one time or periodically, part of the outstanding principal amount of the Note, so long as certain conditions are met. The minimum amount that we can redeem at any time is $500,000 or a lesser amount that is the aggregate outstanding balance of the Note. The price at which we may redeem principal under this provision (the “Optional Redemption Price”) is an amount in cash equal to the sum of:

•	100% of the outstanding principal amount of the Note specified in the Optional Redemption Notice (Exhibit A to the Note) is being redeemed; plus

•	accrued and unpaid interest on such principal amount to the date on which the principal amount is being redeemed; plus

•	accrued and unpaid Default Interest, if any.

We may redeem principal only if the following conditions are met:

•
during a period of thirty (30) consecutive days on which our common stock is open for trading on a Trading Market or other national securities exchange (a “Trading Day”), ending not more than three (3) Trading Days prior to the date we give a particular Optional Redemption Notice, (a) on each such Trading Day, the “Market Price” (as defined in the Note) of the common stock is at least 150% of the Conversion Price (see “Conversion” below) in effect on such Trading Day, and (b) the average daily trading volume (as specified in the Note) is at least 100,000 shares, subject to adjustment;

•	no Event of Default (see “Events of Default” below) exists or is continuing and no event, which, with notice or passage of time (or both), would become an Event of Default;

•
no Repurchase Event (see “Repurchase Events” below) has occurred with respect to which SBLLC has the right to exercise repurchase rights pursuant to the terms of the Note and the Repurchase Price has not been paid to SBLLC, and no event which, with notice or passage of time (or both), would become a Repurchase Event;

•
the Registration Statement must be effective and available for use by SBLLC for the resale of the Registrable Shares and is reasonably expected to remain effective and available for such use for at least sixty (60) days following the applicable date on which the principal is redeemed; and

•	we must have funds available to pay the Optional Redemption Price.

No Prepayment. Except for the Optional Redemption, the Note may not be prepaid, redeemed or repurchased by us prior to December 29, 2008.

Events of Default. An “Event of Default” under the Note will entitle SBLLC to certain rights. These Events of Default include, without limitation:

•	failure to (1) pay the principal, the Optional Redemption Price or the Repurchase Price when due, or (2) pay any installment of interest when due (a “Payment Default”);

•	failure to issue shares of common stock to SBLLC upon exercise of the conversion or purchase rights of SBLLC within three (3) Trading Days after the due date for such issuance (an “Issuance Default”);

•	failure to transfer any certificate for any common stock as required by the Note, the Note Purchase Agreement, or the Warrant (a “Transfer Default”);

•	breach of certain specified covenants contained in the Note (a “Note Covenants Default”);

•
breach of certain other covenants contained in the Note, covenants contained in the Note Purchase Agreement or related document and failure to remedy such breach within thirty (30) days (a “Transaction Documents Default”);

•	breach of the representations and warranties contained in the Note, the Note Purchase or related document (a “R&W Default”);

•	our insolvency and/or voluntary or involuntary bankruptcy (an “Insolvency Default”);

•	a final money judgment has been handed down against our assets in an amount in excess of $250,000 (a “Judgment Default”);

•
default in any payment with respect to any indebtedness that has an outstanding principal amount in excess of $100,000 individually or $250,000 in the aggregate, or breach of any representation, warranty or covenant contained in any instrument or document evidencing or related to such indebtedness if such breach causes such indebtedness to become due prior to its maturity (an “Indebtedness Default”); or

•	any indebtedness that has an outstanding principal amount in excess of $100,000 individually or $250,000 in the aggregate comes due prior to its stated maturity (an “Acceleration Default”).

Remedies upon Events of Default.

With respect to any Payment Default, Issuance Default, Transfer Default, Note Covenants Default, R&W Default or Insolvency Default, we are obligated to pay SBLLC the following:

•	an amount equal to the outstanding principal amount of the Note, plus accrued and unpaid interest to date, plus accrued and unpaid Default Interest, if any; and

•	all other amounts payable under the Note, the Note Purchase Agreement or related documents;

With respect to any Transaction Documents Default, Judgment Default, Indebtedness Default or Acceleration Default, if any such default continues for a period of thirty (30) consecutive days, we are obligated to pay SBLLC the following:

•	an amount equal to the outstanding principal amount of the Note, plus accrued and unpaid interest to date, plus accrued and unpaid Default Interest, if any; and

•	all other amounts payable under the applicable Note;

In any Event of Default, SBLLC is entitled to exercise all other rights and remedies available at law or equity.

Repurchase. If a “Repurchase Event” occurs at any time while any portion of the principal amount of the Note is outstanding, SBLLC will have the right to require us to repurchase all or any portion of the Note. A “Repurchase Event” is the occurrence of any of the following:

•	our common stock ceases to be traded or quoted on any Trading Market;

•	a “Fundamental Change” has occurred, as defined in the Note;

•
the adoption of an amendment to our Amended and Restated Certificate of Incorporation, as amended, that materially and adversely affects the rights of SBLLC, or the taking of any action by us that materially and adversely affects the rights of SBLLC with respect to its common stock in a different and more adverse manner than it affect the rights of our common stockholders generally;

•
the inability of SBLLC for twenty (20) Trading Days during any 365 consecutive day period occurring after the Registration Statement is effective to sell shares of our common stock issued or issuable upon conversion of the Note or exercise of the Warrant pursuant to the Registration Statement (1) by reason of the requirements of federal securities law or (2) due to the Registration Statement containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or other failure of the Registration Statement to comply with the rules and regulations of the Commission other than by reason of a review by the staff of the Commission of the Registration Statement or any post-effective amendment thereto; or

•	the occurrence of any Event of Default.

Upon delivery of a notice of exercise of SBLLC’s repurchase rights, we are obligated to pay SBLLC a cash amount equal to (1) 100% of the outstanding principal amount of the Note, plus (2) accrued and unpaid interest on the principal of the Note to date, plus (3) accrued and unpaid Default Interest, if any.

Conversion. SBLLC has the right, at any time prior to December 29, 2008 (subject to adjustment in the case of any prior redemption or exercise of repurchase rights) and at its option, to convert the principal amount of the Note, plus any accrued and unpaid interest into a number of shares of our common stock determined by dividing the principal and interest (which may include Regular Interest and Default Interest) amount being converted by the then-applicable conversion price. Initially, the conversion price of the Note is $1.10. At that conversion price, the Note would currently convert into 1,363,636 shares of common stock. The conversion price is subject to specified adjustments in the case of dividends, the issuance of certain warrants and other rights to purchase shares of our common stock, subdivisions, distributions, reclassifications, consolidations, or sales of our properties or assets to another corporation for receipt of that corporation’s stock. With limited exceptions, the conversion price is also subject to adjustment in the case of an issuance of shares of our common stock or common stock equivalents (as defined in the Note), or securities exercisable for or convertible into our common stock, at a per share price less than the current fair market value (as defined in the Note) of the common stock at the time such shares are issued. In the event that this occurs, the conversion price would be adjusted in accordance with a formula described in the Note. In addition to these adjustments, in the event that we do not attain certain revenue or EBITDA levels for the fiscal year ended June 30, 2007, the conversion price for all or a portion of the Note will be reduced to $0.50.

The foregoing description of the Note does not purport to be a complete statement of the parties’ rights under the Note and is qualified in its entirety by reference to the full text of the Note, which is filed as Exhibit 4.1 hereto.

The Warrant

In addition to the issuance of the Note, we issued the Warrant to purchase up to 750,000 shares of our common stock at a per share exercise price of $0.01. The Warrant has a term of exercise expiring December 29, 2011. The number of shares issuable upon exercise and the per share exercise price of the Warrant is subject to adjustment in the case of, among other things, any stock dividend, stock split, combination, capital reorganization, reclassification or merger or consolidation. Subject to limited exceptions, the number of shares of common stock for which the Warrant is exercisable is also subject to adjustment in the case of an issuance of shares of common stock or common stock equivalents, at a per share price less than the current fair market value (as defined in the Warrant) of the common stock at the time such shares are issued. In the event of such an issuance, the exercise price of the Warrant will be reduced in accordance with a formula described in the Warrant. The Warrant is exercisable at any time prior to its expiration date by delivering the Warrant to the Company, together with a completed election to purchase and the full payment of the exercise price or by means of a “net exercise” feature under which we do not receive any cash, but rather, the number of shares issued upon exercise is net of the number of shares withheld by us in lieu of payment of the exercise price. This net exercise right is generally limited to times when the Company is not in compliance with its obligations relating to the registration of the shares of common stock underlying the Warrant for resale under the Company’s registration rights agreement with respect to those shares.

The foregoing description of the Warrant does not purport to be a complete statement of SBLLC’s rights under the Warrant and is qualified in its entirety by reference to the full text of the Warrant, which is filed as Exhibit 4.2 hereto.

Security Agreement and Guarantee

In connection with the Joinder Agreement, we agreed to deem SBLLC as a secured party under that certain Security Agreement dated as of December 29, 2006. Pursuant to the Security Agreement, we and BCI Communications, Inc., our wholly owned subsidiary (“BCI”), granted a general security interest in substantially all of our accounts, inventory, furniture, fixtures, equipment, general intangibles, patents, licenses, investment property, promissory notes, instruments, documents and tangible and electronic chattel paper (collectively, the “Collateral”), and all proceeds, products, rents and profits from the Collateral in favor of all of the parties to the Note Purchase Agreement. The lien and security interest granted pursuant to the Security Agreement is junior to Presidential and the Senior Debt.

In connection with the Note Purchase Agreement and the Note, BCI agreed to guarantee our obligations under the notes sold pursuant to the Note Purchase Agreement. The Guarantee is an absolute and unconditional guaranty of payment and performance, and is irrevocable. Under the Joinder Agreement, SBLLC is also deemed a beneficiary of the Guarantee.

The foregoing description of the Security Agreement and Guarantee does not purport to be a complete statement of the parties’ rights under the Security Agreement and Guarantee and is qualified in its entirety by reference to the full text of the Security Agreement and Guarantee, which are filed as Exhibits 10.2 and 10.3, respectively, to our Current Report on Form 8-K filed with the Commission on January 5, 2007.

Item 3.02  Unregistered Sales of Equity Securities

On February 15, 2007, in connection with the Joinder Agreement described under the heading, “Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” above, we agreed to issue the Note and the Warrant. We also issued a warrant to purchase 25,000 shares of our common stock at a per share exercise price of $0.55 to Sigma Capital Advisors, LLC (the “Sigma Capital Advisors Warrant”) as consideration for providing us with business, finance and organizational strategy, advisory, consulting and other services under that certain Advisory Services Agreement, dated December 29, 2006. The Note is currently convertible into an aggregate of 1,363,636 shares of our common stock. The Warrant is currently exercisable for up to 750,000 shares of our common stock. The gross proceeds from the issuance of the Note and the Warrant are approximately $1.5 million, which will be used in part for working capital and general corporate purposes. Please see “Item 2.03. - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” for a description of the Notes and the Warrants.

The foregoing sales and issuances were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof, relative to sales by an issuer not involving any public offering, and the rules and regulations thereunder.

On June 1, 2006, we engaged Punk, Ziegel & Company, L.P. (“Punk Ziegel”) to serve as exclusive financial advisor to assist in the implementation of our capital raising strategies and to identify acquisition candidates, and agreed to pay Punk Ziegel a placement fee payable in cash and/or securities depending on whether any transaction they brought to us involved the placement of equity securities, placement of debt, or a merger, acquisition or other business combination. Therefore, in conjunction with the issuance of the Note, we issued to Punk Ziegel a warrant to purchase 214,286 shares of our common stock at an exercise price of $0.70 per share (the “Punk Ziegel Warrant”). The exercise price and the number of shares represented by this warrant are subject to adjustment upon the occurrence of certain corporate reorganizations, reclassifications, mergers, consolidations or dilutive events.

The foregoing sales and issuances were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof, relative to sales by an issuer not involving any public offering, and the rules and regulations thereunder.

The foregoing description of the Warrant, the Sigma Capital Advisors Warrant and the Punk Ziegel Warrant do not purport to be a complete statement of the parties’ rights under the Warrant, Sigma Capital Advisors Warrant and the Punk Ziegel Warrant and is qualified in its entirety by reference to the full text of the Warrant, the Sigma Capital Advisors Warrant and the Punk Ziegel Warrant which are filed as Exhibits 4.2 through 4.4 hereto.

Item 3.03  Material Modification to Rights of Security Holders.

Under the terms of the Note, we are not permitted to pay any dividend or make any distribution on shares of our common stock held in treasury other than dividends or distributions payable only in shares of our common stock.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e) On February 15, 2007, our Board approved several changes to the compensation of certain of our named executive officers. The changes are as follows:

•
The Board approved a grant of options to purchase 250,000 shares of our common stock to Richard Berliner, our Chairman and Chief Executive Officer. The exercise price will be determined upon the date of the grant pursuant to a formula contained in our 1999 Omnibus Securities Plan (the “Plan”). The options vest over a four year period in equal amounts vesting on each anniversary date of the grant. The options will be granted on March 1, 2007 pursuant to the Plan.

•
The Board approved an oral amendment to the Employment Agreement of Michael S. Guerriero, our Chief Operating Officer, to increase Mr. Guerriero’s annual salary from $175,000 to $200,000. The amendment was immediately effective.

•
The Board also approved the acceleration of vesting of 37,500 options to purchase shares of our common stock that we previously granted to Mr. Guerriero under the Plan. The options have now vested as of February 15, 2007.

•
The Board approved a new grant of 50,000 options to purchase shares of our common stock to Mr. Guerriero. The exercise price will be determined upon the date of the grant pursuant to a formula contained in the Plan. The options vest over a four year period in equal amounts vesting on each anniversary date of the grant. The options will be granted on March 1, 2007 pursuant to the Plan.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

Not applicable.

(b) Pro Forma financial information

Not applicable.

(c) Exhibits

4.1	7% Senior Subordinated Secured Convertible Note Due 2008 in the original principal amount of $1,500,000, dated February 15, 2007, issued by Berliner Communications, Inc. to SIGMA Berliner, LLC.

4.2	Common Stock Purchase Warrant, dated as of February 15, 2007, issued by Berliner Communications, Inc. to SIGMA Berliner, LLC.

4.3	Common Stock Purchase Warrant, dated as of February 15, 2007, issued by Berliner Communications, Inc. to Sigma Capital Advisors, LLC.

4.4	Common Stock Purchase Warrant, dated as of February 15, 2007, issued by Berliner Communications, Inc. to Punk, Ziegel & Company, L.P.

10.1	Joinder Agreement, dated as of February 15, 2007, by and between Berliner Communications, Inc. and SIGMA Berliner, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERLINER COMMUNICATIONS, INC.

Date: February 21, 2007	By:	/s/ Richard Berliner
Name: Richard Berliner
Title: Chief Executive Officer